As Filed With the Securities and Exchange Commission on August 2, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EXACT SCIENCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	02-0478229
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

441 Charmany Drive
Madison, WI 53719	53719
(Address of principal executive offices)	(Zip Code)

EXACT SCIENCES CORPORATION 2010 OMNIBUS LONG-TERM INCENTIVE PLAN

(Full title of the plan)

Maneesh K. Arora

Chief Operating Officer

and Chief Financial Officer

Exact Sciences Corporation

441 Charmany Drive

Madison, WI 53719

(Name and address of agent for service)

(608) 284-5700

(Telephone number, including area code,

of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
2010 Omnibus Long-Term Incentive Plan Common Stock, par value $0.01 per share	2,800,000	$13.22	$37,016,000	$5,049

(1)         In addition, pursuant to Rule 416(a), this Registration Statement also covers such indeterminate number of additional shares of Common Stock as is necessary to eliminate any dilutive effect of any future stock split, stock dividend or similar transaction.

(2)         Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) of the Securities Act of 1933, as amended, and based on the average of the high and low prices for the Common Stock on July 29, 2013 as reported on The Nasdaq Capital Market.

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement is filed by Exact Sciences Corporation, a Delaware corporation (the “Company” or “Registrant”), for the purpose of registering 2,800,000 additional shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), for offer and sale under the Exact Sciences Corporation 2010 Omnibus Long-Term Incentive Plan, as amended (the “2010 Plan”), pursuant to an amendment to the 2010 Plan approved by the Company’s stockholders on July 25, 2013 (the “Amendment”). After taking into account the shares added by the Amendment, the aggregate number of shares of Common Stock that may be issued under the 2010 Plan is 7,200,000, which includes 4,400,000 shares of Common Stock previously registered under the Registration Statement on Form S-8, File No. 333-168909, filed with the Securities and Exchange Commission (the “SEC”) on August 17, 2010 (the “Original Registration Statement”). Pursuant to Instruction E to Form S-8, the Company hereby incorporates the Original Registration Statement by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference.

The following documents have been filed by the Company with the SEC and are incorporated herein by reference:

•                  Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed on March 1, 2013;

•                  Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 filed on May 3, 2013;

•                  Quarterly Report on Form 10-Q for the quarter ended June 30, 2013 filed on August 2, 2013;

•                  Current Reports on Form 8-K filed on May 3, 2013, June 7, 2013, June 18, 2013, and July 31, 2013 (other than the portions of those documents furnished but deemed not to have been filed); and

•                  The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A, filed with the SEC pursuant to Section 12(g) of the Exchange Act on December 26, 2000, including any further amendment or report filed hereafter for the purpose of updating such description.

All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.  The Company is not incorporating by reference any documents or portions thereof that are not considered to be “filed” with the SEC.

Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such earlier statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8.         Exhibits.

Reference is made to the attached Exhibit Index, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of Wisconsin, on August 2, 2013.

EXACT SCIENCES CORPORATION

By	/s/ Kevin T. Conroy
Kevin T. Conroy
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Kevin T. Conroy and Maneesh K. Arora his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all parties, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Kevin T. Conroy	President and Chief Executive Officer	August 2, 2013
Kevin T. Conroy	(Principal Executive Officer)

/s/ Maneesh K. Arora	Chief Operating Officer, Chief Financial Officer and Secretary	August 2, 2013
Maneesh K. Arora	(Principal Financial Officer and Principal Accounting Officer)

/s/ Thomas D. Carey	Director	August 2, 2013
Thomas D. Carey

/s/ James Connelly	Director	August 2, 2013
James Connelly

/s/ Sally W. Crawford	Director	August 2, 2013
Sally W. Crawford

/s/ Daniel J. Levangie	Director	August 2, 2013
Daniel J. Levangie

/s/ Katherine Napier	Director	August 2, 2013
Katherine Napier

/s/ Lionel N. Sterling	Director	August 2, 2013
Lionel N. Sterling

/s/ David A. Thompson	Director	August 2, 2013
David A. Thompson

FORM S-8

REGISTRATION STATEMENT

EXACT SCIENCES CORPORATION

EXHIBITS

Item 8

EXHIBIT INDEX

Exhibit
Number	Description

4.1

Sixth Amended and Restated Certificate of Incorporation of the Registrant (previously filed as Exhibit 3.3 to our Registration Statement on Form S-1 (File No. 333-48812), which is incorporated herein by reference)

4.2	Amended and Restated By-Laws of the Registrant (previously filed as Exhibit 3.4 to our Registration Statement on Form S-1 (File No. 333-48812), which is incorporated herein by reference)

4.3

First Amendment to the Exact Sciences Corporation 2010 Omnibus Long-Term Incentive Plan (previously filed as Appendix A to the Proxy Statement for the Company’s 2013 Annual Meeting of Stockholders filed on June 26, 2013), which is incorporated herein by reference)

4.4

Exact Sciences Corporation 2010 Omnibus Long-Term Incentive Plan (previously filed as Appendix A to the Proxy Statement for the Company’s 2010 Annual Meeting of Stockholders filed on April 30, 2010), which is incorporated herein by reference)

4.5

2010 Omnibus Long-Term Incentive Plan Form Stock Option Award Agreement (previously filed as Exhibit 4.5 to our Registration Statement on Form S-8 (File No. 333-168909), which is incorporated herein by reference)

4.6

2010 Omnibus Long-Term Incentive Plan Form Restricted Stock Award Agreement (previously filed as Exhibit 4.6 to our Registration Statement on Form S-8 (File No. 333-168909), which is incorporated herein by reference)

4.7

2010 Omnibus Long-Term Incentive Plan Form Restricted Stock Unit Award Agreement (previously filed as Exhibit 10.35 our Annual Report on Form 10-K filed for the period ended December 31, 2010, which is incorporated herein by reference)

5	Opinion of K&L Gates LLP, filed herewith

23.1	Consent of Independent Registered Public Accounting Firm, filed herewith

23.2	Consent of K&L Gates LLP (contained in Exhibit 5), filed herewith

24	Power of Attorney (see page 3)